UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2022

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750	60603
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2022, Enfusion, Inc. (the “Company”) appointed Oleg Movchan as Interim Chief Executive Officer of the Company, effective immediately. Mr. Movchan succeeds Thomas Kim, who resigned as CEO and as a member of the Board of Directors (the “Board”) of the Company on August 21, 2022.

Mr. Movchan, age 48, has been a member of the Board since 2021 and a member of the board of managers of Enfusion Ltd. LLC since February 2009. He has served as: the Chief Investment Officer, Chief Strategy Officer, and Deputy Chief Executive Officer of Revolution Global since November 2014; the managing partner of Gimel Tech Ventures, a private equity and venture capital firm he founded, since November 2018; the managing member of Quiet Light Partners, a proprietary derivatives trading firm, since May 2021; and the Chief Executive Officer of Kameosa Capital, LLC, an asset management advisory firm which provides integrated advisory on business and product strategy, since April 2013. Mr. Movchan is a graduate of the General Management Program from the Aresty Institute of Executive Education at the Wharton School, University of Pennsylvania, and holds an M.S. and an M.B.A from the University of Chicago and an M.S. from Kharkov State University.

In connection with his appointment as Interim Chief Executive Officer, Mr. Movchan has resigned from, and Kathleen DeRose has been appointed to, the Nominating and Corporate Governance Committee.

In connection with Mr. Movchan’s appointment as Interim Chief Executive Officer, the Company entered into an employment agreement dated August 21, 2022 with Mr. Movchan (the “Agreement”). Under the Agreement, the Company will provide Mr. Movchan with, among other things, an annual base salary of $650,000 and a cash bonus of up to $650,000 (pro-rated based on the term of Mr. Movchan’s service during the 12 months following the date of the Agreement). The Agreement also requires Mr. Movchan to enter into the Company’s standard form of confidentiality, assignment of inventions and restrictive covenants agreement. The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein. There are no family relationships between Mr. Movchan and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Movchan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Kim’s resignation, Mr. Kim and the Company entered into a Separation Agreement on August 21, 2022 (the “Separation Agreement”) under which the Company has agreed to provide Mr. Kim with a lump sum payment of $325,000 (equivalent to six months’ base salary) and, provided Mr. Kim elects COBRA continuation coverage, a lump sum payment equivalent to the COBRA premiums for six months for group healthcare coverage. The Separation Agreement also includes a general release of claims from Mr. Kim in favor of the Company and provides that Mr. Kim will continue to comply with post-employment restrictive covenants set forth in his employment agreement for a period of six months, and will continue to comply with certain other obligations set forth in his employment agreement. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement filed herewith as Exhibit 10.2 and incorporated by reference herein. Mr. Kim’s resignation did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

Item 7.01 – Regulation FD Disclosure

On August 22, 2022, the Company issued a press release announcing the leadership transition described above. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated August 21, 2022 between the Company, Enfusion Ltd. LLC and Oleg Movchan.
10.2	Separation Agreement dated August 21, 2022 between the Company and Thomas Kim.
99.1	Press Release issued by the registrant on August 22, 2022, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2022	ENFUSION, INC.

	By:	/s/ Stephen P. Dorton
	Name:	Stephen P. Dorton
	Title:	Chief Financial Officer
(Principal Financial Officer)